UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

CELSIUS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-2745190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 NE 4th Avenue, Suite C Delray Beach, FL	33483
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value	The NASDAQ Stock Market, LLC
Warrants to purchase common stock	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-163207

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock and warrants of Celsius Holdings, Inc. (the “Registrant”) set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-163207) as originally filed with the Securities and Exchange Commission on November 19, 2009, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit No.	Description	Location

3.1	Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 as filed with the SEC on November 21, 2005
3.2	Bylaws	Incorporated by reference to Exhibit B to the Registrant’s Information on Form DEF-14C as filed with the SEC on December 5, 2006
3.3	Articles of Amendment	Incorporated by reference to Exhibit A to the Registrant’s Information on Form DEF-14C as filed with the SEC on December 5, 2006
3.4	Certificate of Change	Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 as filed with the SEC on January 22, 2010
4.6	Specimen common stock certificate	Incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 as filed with the SEC on January 22, 2010
4.7	Warrant Agreement (with attached form of warrant)	Incorporated by reference to Exhibit 4.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 as filed with the SEC on January 22, 2010

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 22, 2010	CELSIUS HOLDINGS, INC.

	By:	/s/ Geary W. Cotton
Geary W. Cotton, Chief Financial Officer